CounterPath Corporation (formerly CounterPath Solutions, Inc.)
Unaudited Pro Forma Condensed Consolidated Financial Information

The Unaudited Pro Forma Condensed Consolidated Financial Information reflects financial information which gives pro forma effect to the acquisition of NewHeights Software Corporation (“NewHeights”) by CounterPath Corporation (formerly CounterPath Solutions, Inc. or the “Company”) through the issuance of 38,400,820 shares of the Company’s common stock and 1,849,180 preferred shares issued from 6789722 Canada Inc., a wholly-owned subsidiary of the Company, that are exchangeable into 1,849,180 shares of common stock of the Company. On October 17, 2007, the Company changed its name to Counterpath Corporation.

The Unaudited Pro forma Condensed Consolidated Financial Information included herein reflect the transaction as an acquisition of NewHeights by the Company using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations. Such financial information has been prepared from, and should be read in conjunction with the previously filed Current Report on Form 8-K, dated August 8, 2007 and filed with the Securities and Exchange Commission (“SEC”). The historical consolidated financial statements and accompanying notes of the Company contained in its Annual Report on Form 10-KSB for the fiscal year ended April 30, 2007 and other subsequent filings and in conjunction with the historical financial statements and accompanying notes of NewHeights included elsewhere in this 8-K Current Report.

The Unaudited Pro forma Condensed Consolidated Balance Sheet represents the financial position of the Company as if the acquisition of NewHeights occurred on July 31, 2007 combining the financial position of the Company as at July 31, 2007 with that of NewHeights as at May 31, 2007 (translated to US dollars using the exchange rate in effect as at July 31, 2007). The Unaudited Pro forma Condensed Consolidated Statement of Operations for the year ended April 30, 2007 combines the results of operations of the Company for the year ended April 30, 2007 and the results of operations of NewHeights for the year ended February 28, 2007. In addition, the Unaudited Pro forma Condensed Consolidated Statement of Operations for the three months ended July 31, 2007 combines the results of operations of the Company for the three months ended July 31, 2007 and the results of operations of NewHeights for the three months ended May 31, 2007. These Unaudited Pro forma Condensed Consolidated Statements of Operations has been prepared as if the acquisition occurred on May 1, 2006. Amounts included in the Unaudited Pro forma Condensed Consolidated Statements of Operations for NewHeights were translated to US dollars using the average rate of exchange for the periods.

The unaudited Pro forma adjustments are based on management’s preliminary estimates of the value of the tangible and intangible assets and liabilities acquired. As a result, the actual adjustments may differ materially from those presented in these unaudited pro forma statements. A change in the unaudited pro forma adjustments of the purchase price for the acquisition would primarily result in a reallocation affecting the value assigned to tangible and intangible assets. The Statement of Operations effect of these changes will depend on the nature and amount of the assets or liabilities adjusted.

The unaudited pro forma condensed consolidated financial statements, which have been prepared in accordance with rules prescribed by Article 11 of Regulation S-X, are provided for informational purposes only and are not necessarily indicative of the past or future results of the operations or financial position of the Company.

COUNTERPATH CORPORATION
(formerly CounterPath Solutions, Inc.)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
As of July 31, 2007
Exchange Rate: CDN $1 = $0.9319

	CounterPath	NewHeights	Adjustments		Pro Forma
Assets
Current assets:
Cash	$1,411,173	$–	$3,800,000	A	$5,211,173
Accounts receivable (net of allowance for doubtful
accounts)	1,619,383	1,393,331	–		3,012,714
Due from related parties	–	989,941	–		989,941
Prepaid expenses and deposits	103,002	105,843	–		208,845
Inventory	–	4,698	–		4,698
Total current assets	3,133,558	2,493,813	3,800,000		9,427,371

Deposits	78,084	–	–		78,084
Equipment	227,032	279,207	–		506,239
Deferred income tax asset	173,385	–	–		173,385
Other assets	105,649	–	(74,800)	C	30,849
Intangible assets, net	–	–	5,786,746	B	5,786,746
Goodwill	–	–	5,664,272	C	5,664,272
Total Assets	$3,717,708	$2,773,020	$15,176,218		$21,666,946

Liabilities and Stockholders’ Equity (Capital Deficit)
Current liabilities:
Bank indebtedness	$-	$95,399	$–		$95,399
Accounts payable and accrued liabilities	1,392,728	733,310	–		2,126,038
Due to related parties	25,417	7,385,418	(7,385,418)	D	25,417
Unearned revenue	607,521	–	–		607,521
Customer deposits	39,206	–	–		39,206
Warranty payable	69,173	–	–		69,173
Total current liabilities	2,134,045	8,214,127	(7,385,418)		2,962,754

Convertible debentures	3,459,800	2,332,182	(5,791,982)	E	–
Unrecognized tax benefit	271,960	–	–		271,960
Total liabilities	5,865,805	10,546,309	(13,177,400)		3,234,714

Stockholders’ equity (capital deficit):
Common stock, $0.001 par value	37,941	16,807,507	(16,754,007)	F	91,441
Additional paid-in capital	5,050,343	65,173	21,001,856	G	26,117,372
Accumulated deficit	(7,149,861)	(24,645,969)	24,105,769	F	(7,690,061)
Accumulated other comprehensive loss – currency
translation adjustment	(86,520)	–	–		(86,520)
Total stockholders’ equity (capital deficit)	(2,148,097)	(7,773,289)	28,353,618		18,432,232
Liabilities and Stockholders’ Equity (Capital Deficit)	$3,717,708	$2,773,020	$15,176,218		$21,666,946

The accompanying notes are an integral part of this pro forma financial information.

COUNTERPATH CORPORATION
(formerly CounterPath Solutions, Inc.)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED July 31, 2007
Exchange Rate CDN $1 = $0.88214

	CounterPath	NewHeights	Adjustments		Pro Forma
Revenue:
Software	$769,008	$897,933	$–		$1,666,941
Service	457,783	–	–		457,783
Total revenue	1,226,791	897,933	–		2,124,724
Operating expenses:
Cost of software revenue	134,415	87,368			221,783
Cost of service revenue	226,743	–			226,743
Sales and marketing	454,883	506,952	–		961,835
Research and development	766,468	916,678	16,004	H	1,699,150
General and administrative	724,527	810,207	–		1,534,734
Amortization of intangible assets	–	–	332,791	I	332,791
Total operating expenses	2,307,036	2,321,205	348,795		4,977,036

Loss from operations	(1,080,245)	(1,423,272)	(348,795)		(2,852,312)
Interest and other income (expense), net
Foreign exchange loss	–	(13,763)	–		(13,763)
Interest income	15,524	202	–		15,726
Interest expense	(140,576)	(60,847)	200,430	J	(993)
Net loss	$(1,205,297)	$(1,497,680)	$(148,365)		$(2,851,342)

Net loss per share:
Basic and diluted	$(0.03)		$(0.00)		$(0.03)
				A,
Weighted average common				C,
shares outstanding:	37,940,983		53,500,000	E	91,440,983

The accompanying notes are an integral part of this pro forma financial information.

COUNTERPATH CORPORATION
(formerly CounterPath Solutions, Inc.)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED April 30, 2007
Exchange Rate: CDN$ 1 = $0.87986

	CounterPath	NewHeights	Adjustments		Pro Forma
Revenue:
Software	$4,099,369	$2,667,802	$–		$6,767,171
Service	1,625,572	–	–		1,625,572
Total revenue	5,724,941	2,667,802	–		8,392,743
Operating expenses:
Cost of software revenue	910,376	408,388	–		1,318,764
Cost of service revenue	684,195	–	–		684,195
Sales and marketing	1,682,685	1,850,202	–		3,532,887
Research and development	2,727,914	3,305,824	64,016	K	6,097,754
General and administrative	2,514,766	2,397,000	–		4,911,766
Amortization of intangible assets	–	–	1,331,167	L	1,331,167
Total operating expenses	8,519,936	7,961,414	1,395,183		17,876,533

Loss from operations	(2,794,995)	(5,293,612)	(1,395,183)		(9,483,790)
Interest and other income (expense), net
Foreign exchange loss	–	(19,155)	–		(19,155)
Interest income	55,083	2,642	–		57,725
Interest expense	(326,278)	(282,261)	540,905	M	(67,634)
Loss on extinguishment of convertible debenture	(289,252)	–	–		(289,252)
Loss on sale of assets	(9,209)	–	–		(9,209)
Net loss	$(3,364,651)	$(5,592,386)	$(854,278)		$(9,811,315)

Net loss per share:
Basic and diluted	$(0.09)		$(0.02)		$(0.11)
				A,
Weighted average common				C,
shares outstanding:	37,937,317		53,500,000	E	91,437,317

The accompanying notes are an integral part of this pro forma financial information.

COUNTERPATH CORPORATION
(formerly CounterPath Solutions, Inc.)
NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Prior to closing of the acquisition of NewHeights, Wesley Clover Corporation (“Wesley Clover”), an investment fund controlled by a former director of NewHeights and a current director of the Company, invested $2.5 million in shares of common stock of NewHeights and agreed to convert debt due to Wesley Clover into shares of common stock of NewHeights. In addition, the Company completed a private placement of $1.3 million issuing 3.25 million shares of common stock at $0.40.

Concurrent with the closing of the acquisition of NewHeights, the Company’s convertible debenture holders converted their existing debentures in the amount of $4 million into 10 million shares of common stock of the Company. In addition, NewHeights’ convertible debenture holder converted its existing debenture in NewHeights into shares of common stock of NewHeights. On the closing of the transaction, all of the shares of NewHeights were acquired by the Company.

Concurrent with the transaction, the Company issued 4,288,504 replacement employee options to former optionees of NewHeights. These options entitle the holders thereof the right to purchase one share of common stock for each option held at $0.40 per share.

The purchase price includes approximately $15.2 million for stock issued to NewHeights, approximately $645,000 for vested stock options issued to NewHeights employees, and approximately $75,000 in transaction costs.

Balance Sheet

A.

This adjustment reflects an investment of $2.5 million in NewHeights by Wesley Clover prior to the closing of the acquisition of NewHeights and a private placement of $1.3 million in the Company for 3.25 million shares of common stock at $0.40 per share on the closing of acquisition of NewHeights.

B.	This adjustment reflects the preliminary intangible asset valuation which consisted of the following:

		Preliminary Purchase
Acquired Intangible Assets	Estimated Useful Life	Price
Acquired technologies	4.0 years	$3,476,350
Customer relationships	5.0 years	2,310,396
Total		$5,786,746

C.	This adjustment reflects the recording of goodwill as a result of the acquisition of NewHeights and is calculated as follows:

Amounts
Purchase price - fair value of shares issued	$15,176,860
Fair value of vested options granted	643,669
Transaction costs	74,800
Total	$15,895,329
Less:
Net assets acquired (liabilities assumed) – as of May 31, 2007	$(7,773,289)
Conversion of NewHeights debentures (E)	2,332,182
Additional $2.5 million investment in NewHeights (A)	2,500,000
Conversion of NewHeights related party debt (D)	7,385,418
Identified intangible assets (preliminary)	5,786,746
Goodwill (preliminary)	$5,664,272

The goodwill is calculated as the excess of purchase price, including the fair value of stock options granted to employees of NewHeights and transaction costs, over the estimated fair value of the net assets acquired. Goodwill will not be amortized in accordance with Financial Accounting Standard No. 142, Goodwill and Other Intangible Assets, but will be subject to annual impairment tests. The purchase price is calculated by the 40,250,000 shares issued by the Company, multiplied by the weighted average closing price of the Company’s common shares over the five-day period before and after the announcement of the acquisition of NewHeights.

D.	This adjustment reflects the conversion of debt due to related parties to equity of NewHeights immediately prior to the close of the acquisition of NewHeights.

E.

This adjustment reflects the conversion of debentures of NewHeights and the Company into equity of NewHeights and Company, respectively which occurred in conjunction with the acquisition of NewHeights. A summary of the adjustments comprising convertible debentures is set out below.

Convertible
Debentures

Conversion of NewHeights debentures into NewHeights’ equity	$(2,332,182)
Accretion of remaining unamortized discount on conversion of $4 million of
debentures into equity of the Company	540,200
Conversion of $4 million of debentures into 10 million common shares of the
Company	(4,000,000)
$(5,791,982)

F.

This adjustment reflects the par value of common shares issued on acquisition, the increase in Company’s deficit due to expensing of accretion of debt discount, and the elimination of share capital and deficit of NewHeights.

G.	This adjustment reflects the issuance of equity on acquisition, issuance of stock options to NewHeights employees, and conversion of debt to equity by the Company and NewHeights.

Below is a summary of adjustments comprising the net adjustments in notes F and G.

		Additional
	Common	Paid-In	Accumulated
	Stock	Capital	Deficit
Additional $1.3 million investment in the Company (A)	$3,250	$1,296,750	$–
Accretion of remaining unamortized discount on conversion
of $4 million of Debentures into Equity (E)	–	–	540,200
Conversion of $4 million of Debentures into common shares
(E)	10,000	3,990,000	–
Shares issued on acquisition of New Heights (C)	40,250	15,780,279	–
Elimination of the stockholders’ equity (capital deficit) of
New Heights (B,C)	(16,807,507)	(65,173)	(24,645,969)

	$(16,754,007)	$21,001,856	$(24,105,769)

Statement of Operations, For the Three Months ended July 31, 2007

H.	This adjustment reflects the stock based compensation expense pertaining to the value of unvested stock options issued to NewHeights employees in conjunction with the acquisition.

I.	This adjustment reflects the amortization of identified acquired intangible assets with finite useful lives adjustment, based on the preliminary purchase price allocation (See Note B above).

J.	This adjustment reflects the reversal of interest payable to debenture holders of NewHeights and the Company, and the reversal of the accretion of convertible debenture discount for the Company.

Statement of Operations, For the Year ended April 30, 2007

K.	This adjustment reflects the stock based compensation expense pertaining to the value of unvested stock options issued to NewHeights employees in conjunction with the acquisition.

L.	This adjustment reflects the amortization of identified acquired intangibles with finite useful lives adjustment, based on the preliminary purchase price allocation (See Note B above).

M.	This adjustment reflects the reversal of interest payable to debenture holders of NewHeights and the Company, and the reversal of the accretion of convertible debenture discount for the Company.